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Exhibit 1

                                 TERMS AGREEMENT


                                                               November 27, 2001

TOLL CORP.
TOLL BROTHERS, INC.
3103 Philmont Avenue
Huntingdon Valley, PA  19006-4298

Dear Sirs:

                  We understand that Toll Corp., a Delaware corporation (the "Issuer"), proposes to issue and sell $150,000,000 aggregate principal amount of a new series of 8.25% Senior Subordinated Notes due 2011, which securities Toll Brothers, Inc., a Delaware corporation (the "Guarantor"), will guarantee on a senior subordinated basis (such securities hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, each of the following Underwriters offers to purchase, severally and not jointly, the percentage of the Underwritten Securities set forth opposite such Underwriter's name:

         Banc of America Securities LLC                          77.5%
         Banc One Capital Markets, Inc.                          10.0%
         BNP Paribas Securities Corp.                             2.5%
         Comerica Securities, Inc.                                2.5%
         Credit Lyonnais Securities (USA) Inc.                    2.5%
         Goldman, Sachs & Co.                                     2.5%
         SunTrust Capital Markets, Inc.                           2.5%


The parties hereto agree that Banc of America Securities LLC will be the sole book-running manager and sole lead manager with respect to the issuance and sale of the Underwritten Securities. The Closing Date shall be November 30, 2001, at 10:00 a.m., at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York.

                  All of the provisions contained in the Underwriting Agreement Basic Provisions of the Issuer and the Guarantor (the "Basic Provisions"), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.
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                  The Underwritten Securities shall have the following terms:

                  Title:  8.25% Senior Subordinated Notes
                                due 2011 (the "Notes").

                  Maturity:  December 1, 2011.

                  Interest Rate:  8.25%.

                  Interest payment dates:          December 1 and
                                                   June 1 of each
                                                   year, commencing
                                                   June 1, 2002.
                                                   Interest will
                                                   accrue from
                                                   November 30, 2001.

                  Interest record dates:           November 15 and May 15.

                  Redemption provisions:

                           The Underwritten Securities may be redeemed at the option of the Issuer, in whole or in part, at any time on or after December 1, 2006, at the redemption prices (together with accrued and unpaid interest) set forth below, if redeemed during the 12-month period beginning December 1 of the following years:

                           Years                                  Percentage
                           -----                                  ----------
                           2006..............................       104.125%
                           2007..............................       102.750%
                           2008..............................       101.375%
                           2009 and thereafter...............       100.000%

                           In addition, at any time, or from time to time, prior to December 1, 2004, the Issuer may, at its option, use all or a portion of the net proceeds of one or more Equity Offerings (as defined below) to redeem up to 35% of the aggregate principal amount of the Underwritten Securities (including any Additional Underwritten Securities (as defined below)) at a redemption price equal to 108.25% of the aggregate principal amount of the Underwritten Securities to be redeemed, plus accrued and unpaid interest, if any, thereon to the date of redemption; provided that at least 65% of the Underwritten Securities (including any Additional Underwritten Securities) remains outstanding immediately after giving effect to any such redemption; provided, further, that notice of any such redemption is mailed within 60 days after the closing date of the applicable Equity Offering and in any event not less than 30 nor more than 60 days prior to the applicable redemption date, all in accordance with the requirements of the Indenture.

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                           "Equity Offering" means an underwritten public
                           offering of common stock of the Guarantor pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act of 1933, as amended.

                           "Additional Underwritten Securities," if any, means Underwritten Securities issued under the Indenture after the Closing Date.

                  Purchase Price:  99.831675% of the principal amount thereof.

                  Public Offering:  At the Market.

                  Additional Terms:

                           The Issuer and the Guarantor will be subject to the same covenants and events of default contained in the 8% Senior Subordinated Notes of the Issuer and as set forth in the Prospectus Supplement; provided, however, that each reference to "$2,000,000" in the events of default of the 8% Senior Subordinated Notes of the Issuer shall be (a) deleted and (b) replaced with "$2,000,000 (increasing to $10,000,000 when all of the indebtedness evidenced by the 8 3/4% Notes, the 7 3/4% Notes, the 8 1/8% Notes, the 8% Notes and the 8 1/4% Notes has been repaid)"; provided, further, that the reference to "$5,000,000" in the events of default of the 8% Senior Subordinated Notes of the Issuer shall be (a) deleted and (b) replaced with "$5,000,000 (increasing to $10,000,000 when all of the indebtedness evidenced by the 8 3/4% Notes, the 7 3/4% Notes, the 8 1/8% Notes, the 8% Notes and the 8 1/4% Notes has been repaid".

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                           The Issuer and the Guarantor will have the right to
                           issue an unlimited amount of additional Notes and Guarantees of the same series.

                           The Notes and the Guarantee will be subordinated in right of payment to Senior Indebtedness of the Issuer and Senior Indebtedness of the Guarantor, respectively, as set forth in the Prospectus Supplement and the accompanying Prospectus.

                           The Issuer and the Guarantor agree that the Chief Financial Officer of the Guarantor will participate, as mutually agreed, in either "road shows" or conference calls for not more than two days in order to facilitate the distribution of the Underwritten Securities upon reasonable request of the Underwriters.

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                  Please accept this offer no later than 5:00 p.m. on November
27, 2001, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.


                                             Very truly yours,

                                             BANC OF AMERICA SECURITIES LLC


                                             By: /s/ John M. Rote
                                                 -------------------------------
                                                 Name:  John M. Rote
                                                 Title: Managing Director




                                             BANC ONE CAPITAL MARKETS, INC.


                                             By: /s/ Thomas J. McGrath
                                                 -------------------------------
                                                 Name:  Thomas J. McGrath
                                                 Title: Managing Director



                                             BNP PARIBAS SECURITIES CORP.

                                             By: /s/ David Weinstein
                                                 -------------------------------
                                                 Name:  David Weinstein
                                                 Title: Managing Director



                                             COMERICA SECURITIES, INC.


                                             By: /s/ Susan N. Janson
                                                 -------------------------------
                                                 Name:  Susan N. Janson
                                                 Title: Senior Managing Director






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                                     CREDIT LYONNAIS SECURITIES (USA) INC.


                                     By:    /s/ David C. Travis
                                            ----------------------------
                                            Name:  David C. Travis
                                            Title: Managing Director





                                     GOLDMAN, SACHS & CO.


                                     By:   /s/ Goldman, Sachs & Co.
                                           -----------------------------
                                            Name:  Goldman, Sachs & Co.
                                            Title:



                                     SUNTRUST CAPITAL MARKETS, INC.


                                     By:    /s/ Bill Herrell
                                            ----------------------------
                                            Name:  Bill Herrell
                                            Title: Director


Accepted

TOLL CORP.

By:  /s/ Joel H. Rassman
     -------------------------------
     Name:  Joel H. Rassman
     Title: Vice President

TOLL BROTHERS, INC.

By:  /s/ Joel H. Rassman
     -------------------------------
     Name:  Joel H. Rassman
     Title: Senior Vice President